Exhibit 10.19

Level 14, 60 Martin Place Sydney NSW 2000 Australia

T +61 2 8248 5800 | F +61 2 8248 5899

Deed of Variation

to Independent Contractor Agreement

between

SharonAI Pty Ltd

ACN 645 215 194

(Company)

and

SharonAI Inc.

(Parent Company)

and

Inbocalupo Consulting Pty Ltd

ACN 663 737 791

(Contractor)

Table of contents

1	Definitions and interpretation		1
	1.1	Definitions and interpretation	1

2	Variation of Independent Contractor Agreement		1

3	Effective date		2

4	General		2
	4.1	Notices	2
	4.2	Legal costs	2
	4.3	Governing law and jurisdiction	2
	4.4	Severability	2
	4.5	Further steps	2
	4.6	Consents	3
	4.7	Rights cumulative	3
	4.8	Waiver and exercise of rights	3
	4.9	Survival	3
	4.10	Amendment	3
	4.11	Assignment	3
	4.12	Counterparts	3

This deed is made on	2025

between	SharonAI Pty Ltd ACN 645 215 194 of 303/44 Miller Street, North Sydney NSW 2006 (Company)

and	SharonAI Inc. of 745 Fifth Avenue, Suite 500, New York, NY 10151 United States (Parent Company)

and	Inbocalupo Consulting Pty Ltd ACN 663 737 791 of Ozone Parade, Dee Why NSW 2099 (Contractor)

Recitals

A	The parties entered into the Independent Contractor Agreement on 14 October 2024 under which the Company engaged the Contractor to provide services on and from 1 March 2024.

B	The parties have now agreed to vary certain provisions of the Independent Contractor Agreement as set out in this deed.

Now it is covenanted and agreed as follows:

1	Definitions and interpretation

1.1	Definitions and interpretation

In this deed:

(a)	Effective Date means the date of this deed;

(b)	Independent Contractor Agreement means the Independent Contractor Agreement entered into between the Company, Parent Company and Contractor dated 14 October 2024;

(c)	a word which is capitalised but not defined in this deed, has the same meaning as given to that term in the Independent Contractor Agreement; and

(d)	the interpretation provisions in clause 1.2 of the Independent Contractor Agreement apply to this deed.

2	Variation of Independent Contractor Agreement

The Independent Contractor Agreement is amended by deleting item 7, 12, 13.2 and 14 of the Schedule and replacing it with the following:

7	Fees

The Company will be charged fees at a,daily rate of $1,200 per day excluding GST. For clarity, the Company will be liable to pay the daily rate in respect of each calendar day on which Contractor provides the services (as agreed in writing by the Contractor and the Company representative) irrespective of how many hours are actually worked by the Contractor on that day.

12	Services

Provide services as requested by the CEO on a case by case basis

13.2	Hours

The Contractor will provide the Services from time to time as agreed in writing by the Contractor & the Company representative provided that the Company will offer for the Contractor to provide the Services subject to the express condition that the Services will be performed on a full working day basis, and the Contractor shall not be obligated to accept or provide Services for periods of less than a full working day unless otherwise expressly agreed in writing by both parties.

14	Company representative

The Chief Executive Officer of Parent Company.

3	Effective date

The amendments to the Independent Contractor Agreement set out in this deed take effect on and from the date of this deed.

4	General

4.1	Notices

The notice provisions of the Independent Contractor Agreement apply to a notice given under this deed.

4.2	Legal costs

Each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this deed.

4.3	Governing law and jurisdiction

(a)	This deed is governed by and is to be construed in accordance with the laws applicable in New South Wales, Australia.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

4.4	Severability

(a)	Subject to clause 4.4(b), if a provision of this deed is illegal or unenforceable in any relevant jurisdiction, it may be severed for the purposes of that jurisdiction without affecting the enforceability of the other provisions of this deed.

(b)	Clause 4.4(a) does not apply if severing the provision:

(i)	materially alters the:

(A)	scope and nature of this deed; or

(B)	the relative commercial or financial positions of the parties; or

(ii)	would be contrary to public policy.

4.5	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this deed and to perform its obligations under it.

4.6	Consents

Except as expressly stated otherwise in this deed, a party may give or withhold consent to be given under this deed and is not obliged to give reasons for doing so.

4.7	Rights cumulative

Except as expressly stated otherwise in this deed, the rights of a party under this deed are cumulative and are in addition to any other rights of that party.

4.8	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this deed does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

4.9	Survival

The rights and obligations of the parties do not merge on termination or expiration of this deed.

4.10	Amendment

This deed may only be varied or replaced by a deed executed by the parties.

4.11	Assignment

A party must not assign or deal with its rights under this deed without the prior written consent of the other party.

4.12	Counterparts

This deed may consist of a number of counterparts and, if so, the counterparts taken together constitute one deed.

Executed as a deed

Executed by SharonAI Pty Ltd ACN 645 215 194 in accordance with section 127 of the Corporations Act 2001 (Cth):

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)

*	please delete as appropriate

Executed by SharonAI Inc. by its authorised signatory:

Signature of signatory

Name of signatory (BLOCK LETTERS)

Executed by Inbocalupo Consulting Pty Ltd ACN 663 737 791 in accordance with section 127 of the Corporations Act 2001 (Cth):

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)

*	please delete as appropriate